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                                                                    EXHIBIT 99.2
FOR IMMEDIATE RELEASE

CONTACT:  INVESTOR RELATIONS
US INDUSTRIAL SERVICES, INC.
(847) 509-8500




USIS ANNOUNCES NEW BOARD MEMBER; ELECTRONIC FILING EXPLANATION


Northbrook, Illinois, January 26, 2001 - US Industrial Services, Inc. (OTC BB:
USISe) announced it has added Richard M. Lancaster to its Board of Directors. Mr. Lancaster, a private investor, is a Registered Electrical Engineer, Professional Engineer, and attended the University of South Carolina School of Law. Mr. Frank Fradella, the company's CEO and President stated that, "the addition of Mr. Lancaster should assist in the future strategic direction of the company. His practical business experience, combined with his knowledge of public company corporate governance, will be a beneficial asset to our company."

The Company has not yet completed the preparation of its annual report on Form 10-KSB. In this regard, the Company has received an electronic warning with respect to its late filing and, therefore, the Company is now trading under the symbol USISe. Mr. Fradella stated that "management of the Company has made the completion of our annual report its highest priority. We are working diligently with our independent auditors and anticipate filing the annual report in the very near term. We apologize for any inconvenience we may have caused our shareholders. We are confident that as we move forward with our new strategic plan, delays of this nature will not occur again."

Statements included in this update that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided in Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.